EXHIBIT 10(d)



                     AMENDMENT TO BANKAMERICA CORPORATION
                       SENIOR MANAGEMENT INCENTIVE PLAN

The BankAmerica Corporation Senior Management Incentive Plan ("SMIP"), as adopted effective January 1, 1994, is amended as follows, effective January 1, 1996:

     1. Section 5.1 of the SMIP is amended in its entirety to read as follows:

     "5.1 The Committee shall allocate a percentage of the Incentive Award Pool to each Executive Officer who is a Participant for the Plan Year. The allocation shall be made not later than 90 days after the commencement of the Plan Year. No Participant may be allocated more than 10 percent of the Incentive Award Pool. An Executive Officer who becomes a Participant after the date the Committee has allocated percentages of the Incentive Award Pool for the Plan Year shall have an allocation of 2 percent of the Incentive Award Pool. No incentive award shall exceed the Participant's allocated percentage of the Incentive Award Pool."

     2. Section 6.1 of the SMIP is deleted. Sections 6.2, 6.3 and 6.4 are renumbered 6.1, 6.2 and 6.3, respectively.

     3. The first sentence of Section 6.1, as renumbered, shall be amended to read as follows:

     "6.1 After the end of the Plan Year, the performance of each Senior Officer who is a Participant shall be assessed by the CEO who shall make an award recommendation to the Committee for the Participant."

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                                                                   EXHIBIT 10.d.
                                                                   ------------

                            BANKAMERICA CORPORATION
                      SENIOR MANAGEMENT INCENTIVE PLAN


                                  ARTICLE I
                                  ---------
                         PURPOSE AND EFFECTIVE DATE
                         --------------------------

     The purpose of the BankAmerica Corporation Senior Management Incentive
Plan (the "Plan") is to encourage superior performance by eligible Executive Officers and Senior Officers of BankAmerica Corporation and its subsidiaries and affiliates through the payment of annual cash incentive awards.

     This Plan is effective as of January 1, 1994, and constitutes an amendment in its entirety to the BankAmerica Corporation Annual Management Incentive Plan, as amended, effective January 1, 1982, and as amended from time to time thereafter.


                                 ARTICLE II
                                 ----------
                                 DEFINITIONS
                                 -----------

     2.1 The following items shall have the meanings set forth below, if capitalized.

          (a) "Committee" means the Executive Personnel and Compensation Committee of the Board of Directors of BankAmerica Corporation.

          (b)  "CEO" means the chief executive officer of BankAmerica
Corporation.

          (c) "Company" means BankAmerica Corporation and any subsidiary or affiliate of BankAmerica Corporation which has been authorized by BankAmerica Corporation to participate in the Plan.

          (d) "Executive Officer" means an individual designated by the BankAmerica Corporation Board of Directors as an executive officer for federal securities law purposes.

          (e) "Participant" means an officer of the Company designated as a Participant for a Plan Year under Sections 3.1 or 3.2.

          (f) "Plan" means the BankAmerica Corporation Senior Management Incentive Plan as it may be amended from
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time to time.

          (g)  "Plan Year" means the calendar year.

          (h) "Retirement" means early, normal or postponed retirement as defined under the retirement policy of the Company.

          (i) "Senior Officer" means an officer of the Company designated by the CEO as an impact level I or II officer.


                                 ARTICLE III
                                 -----------
                         DESIGNATION OF PARTICIPANTS
                         ---------------------------

     3.1 Each Executive Officer of the Company shall be a Participant in the Plan, provided such Executive Officer is also a member of the Managing Committee of Bank of America NT&SA.

     3.2 Each Senior Officer of the Company shall be a Participant in the Plan, unless such officer participates in an annual cash incentive program within his or her business unit or subsidiary.

     3.3 No member of the Committee, and no member of the Board of Directors of BankAmerica Corporation who is not also a regular salaried employee of the Company, shall be eligible to participate in the Plan.

     3.4 The Committee may, but need not, consider for prorated or full incentive awards Participants who have ceased employment because of death, disability, or retirement prior to the date the Committee determines incentive awards under the Plan. Participants who terminate employment (or give notice of intent to terminate employment) for reasons other than death, disability, or retirement prior to the date the Committee determines the incentive awards under the Plan will not be eligible to be considered for an incentive award, unless the Committee determines in its sole discretion that, because of special circumstances, the Participant should be eligible to be considered.

     3.5 Participation in the Plan shall not entitle any officer to an award under the Plan. All awards shall be made in the sole discretion of the Committee.

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                                 ARTICLE IV
                                 ----------
                       DETERMINATION OF INCENTIVE POOL
                       -------------------------------

     4.1 Incentive awards under the Plan shall be made from the Incentive Award Pool established for each Plan Year. The Incentive Award Pool shall be an amount equal to 2 percent of BankAmerica Corporation's income for the Plan Year before income tax expense, extraordinary items and the cumulative effect of accounting changes as specified in BankAmerica Corporation's announcement of annual financial results filed with the Securities and Exchange Commission. However, if BankAmerica Corporation's return on average common shareholders' equity for the Plan Year is less than 12 percent, the Incentive Award Pool shall be reduced by 10 percent for each percent (or fraction thereof) that the return on average common shareholders' equity is less than 12 percent.

     4.2 The Committee may, but need not, grant incentive awards up to the full amount of the Incentive Award Pool.

     4.3 All officers are expected to maintain satisfactory operational and financial controls for their respective areas of responsibility. As applicable, Participants are expected to achieve satisfactory audits, both internal and external, satisfactory credit examinations, to maintain proper financial records and controls in accordance with applicable policy, and to respond promptly to any control problems that might arise. The maintenance of and adherence to internal controls is a key factor in evaluation of performance. If the Participant fails to satisfactorily meet the requirements described above, the Committee and CEO, in their sole judgment, may grant a lesser award or make no award to a Participant in view of such failure.


                                  ARTICLE V
                                  ---------
               DETERMINATION OF AWARDS FOR EXECUTIVE OFFICERS
               ----------------------------------------------

     5.1 The Committee shall allocate a percentage of the Incentive Award Pool to each Executive Officer who is a Participant for the Plan Year. The allocation shall be made prior to January 31, 1994 and prior to January 1 of each subsequent Plan Year. No Participant may be allocated more than 10 percent of the Incentive Award Pool. No incentive award shall exceed the Participant's allocated percentage of the Incentive Award Pool.

     5.2 After the end of the Plan Year, the Committee shall calculate the nominal value of each Participant's allocated percentage of the Incentive Award Pool.

                                      -3-
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     5.3  The Committee shall assess the performance of each Executive Officer who is a Participant, taking into account the Participant's individual performance and overall contribution to the Company for the Plan Year, the corporate performance of BankAmerica Corporation for the Plan Year, and such other criteria as the Committee may determine to promote the purposes of the Plan in an individual case. The Committee shall determine the amount of each Participant's incentive award for the Plan Year in its sole discretion. The Committee may use its discretion to reduce an incentive award below the nominal value of a Participant's allocated percentage of the Incentive Award Pool.


                                 ARTICLE VI
                                 ----------
                 DETERMINATION OF AWARDS FOR SENIOR OFFICERS
                 -------------------------------------------

     6.1 The CEO shall establish a target award for each Senior Officer who is a Participant as soon as practicable after the beginning of the Plan Year. The CEO shall advise the Committee of the target award for each Participant.

     6.2 After the end of the Plan Year, each Participant's performance shall be assessed by the CEO who shall make an award recommendation to the Committee for the Participant. The incentive award recommendation shall be based on the achievement of corporate, division and individual objectives as determined by the CEO.

     6.3 The designation of annual award recipients and the amount of individual awards shall be in sole discretion of the Committee following receipt of recommendations from the CEO. In determining awards, the Committee may follow the award recommendation by the CEO or may make a lesser or greater award, taking into account the Participant's overall contribution to the Company for the Plan Year, the corporate performance of BankAmerica Corporation for the Plan Year, and such other criteria as the Committee may determine to promote the purposes of the Plan in an individual case.

     6.4 The aggregate amount of incentive awards to Senior Officers shall not exceed the portion of the Incentive Award Pool not allocated to Executive Officers.


                                 ARTICLE VII
                                 -----------
                            PAYMENT AND DEFERRAL
                            --------------------

     7.1 Incentive awards granted by the Committee, less applicable withholding taxes, shall be paid in cash as soon as reasonably possible after being awarded.

                                      -4-
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     7.2  A Participant may elect to defer receipt of all or part of any annual incentive award under the BankAmerica Corporation Deferred Compensation Plan.


                                ARTICLE VIII
                                ------------
                              OTHER PROVISIONS
                              ----------------

     8.1 The Board of Directors of BankAmerica Corporation reserves the right to modify, suspend or terminate this Plan at any time.

     8.2 The Committee and CEO shall each have the power to construe and interpret the Plan. Any decision arising out of or in connection with the construction, interpretation and administration of the Plan shall lie within the Committee's absolute discretion and shall be final and binding on all parties.

     8.3 The designation of an officer as a Participant or the grant of an award to an officer shall not give such officer any right to be retained in the employ of the Company and the ability of the Company to dismiss or discharge the officer is specifically reserved.

     8.4 No Participant shall have the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any award under the Plan, voluntarily or involuntarily, prior to payment and any attempt to dispose of any such interest shall be void. Notwithstanding the preceding sentence, the Company shall have the right to offset from an unpaid or deferred award any amounts due and owing from the Participant to the extent permitted by law. The Company shall not be required to segregate physically any cash or to establish any separate account or accounts to fund any awards made or to be made under the Plan.

     8.5 This document is a complete statement of the Plan and as of the date below supersedes all prior plans, proposals, representations, promises and inducements, written or oral, relating to its subject matter. The Company shall not be bound by or liable to any person for any representation, promise or inducement made by any person which is not embodied in this document or in any authorized written amendment to the Plan.

     8.6 The Plan shall be construed and enforced in accordance with California law.

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